Exhibit 99.1

Wayside Technology Group, Inc.

Announces CEO Departure and Appointment of Steve DeWindt as Interim President and CEO

EATONTOWN, NJ, May 14, 2018 — Wayside Technology Group, Inc. (NASDAQ: WSTG) (the “Company”) today announced that Simon F. Nynens has resigned as the Company’s President and Chief Executive Officer and also as a director and the Chairman of the Board of Directors of the Company, effective May 11, 2018.  Mr. Nynens does not intend to stand for election as a director at the Company’s 2018 Annual Meeting of Stockholders.  Steve DeWindt, the Company’s current Lead Director, will serve as the Company’s interim President and Chief Executive Officer until a permanent successor has been named.  Mr. Nynens will remain available for the next 30 days to assist Mr. DeWindt with the transition.

The Board also elected Jeffrey R. Geygan to serve as Chairman of the Board.  The Company will continue to execute on its previously announced strategic initiatives.

“The Board thanks Mr. Nynens for his leadership, service and commitment to the Company for the past 12 years and wishes him the best in his future endeavors,” said Mr. Geygan, the newly elected Chairman of the Board.

Mr. Geygan stated further, “While a search for Mr. Nynens’ successor is underway, Mr. DeWindt will oversee the transition until the appointment of a new CEO.  We are fortunate to have Mr. DeWindt step into a management role as we continue to execute on our strategic initiatives.”

Mr. DeWindt is a technology industry veteran with deep experience in distribution and software solutions. He created Intel’s reseller channel organization.  Mr. DeWindt headed up Computer 2000 in Europe, growing their revenues to $3.5B, and also ran two other distribution companies in the US.  Mr. DeWindt has served as a director of the Company since January 2014.  Mr. DeWindt has served as the Executive Vice President of Solium, Inc. since November 2012.  From October 2010 to November 2012, he was the Executive Chairman, President and Board of Directors member of OptionEase, Inc. (now Solium).  From June 2007 to October 2009, Mr. DeWindt was the Co-founder, President, Chief Executive Officer and Board of Directors member of Sparxent, Inc. (now Verismic Software).  Prior to that, Mr. DeWindt served in various executive management capacities in sales and marketing for a number of companies.   Mr. DeWindt also serves as the Chairman of the Board of Directors of Group 47.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) was founded in 1982 and is a unified and integrated technology company providing products and solutions for corporate resellers, VARs, and developers as well as business, government and educational entities. The company offers technology products from software publishers and manufacturers including Bluebeam Software, Cloudgenix, Cloudian, Dell/Dell Software, erwin, ExaGrid Systems, Flexera Software, Hewlett Packard, Infragistics, Intel Software, Lenovo, Micro Focus, Microsoft, Mindjet, Samsung, SmartBear Software, SolarWinds, Sophos, StorageCraft Technology, Super Micro Computer, Inc., TechSmith, Tintri, Unitrends, and VMware.

Additional information can be found by visiting www.waysidetechnology.com

This press release and oral statements made from time to time by representatives of the Company contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, employee reductions, margins, expenses and earnings and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel, including Mr. Nynens, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; our ability to successfully implement our long-term growth strategy, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Investor Relations Contact:

Michael Vesey, Vice President and Chief Financial Officer Wayside Technology Group, Inc.

(732) 389-0932

michael.vesey@waysidetechnology.com